United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2009

Date of report (date of earliest event reported)

Commission File No.	Name of Registrant, State of Incorporation, Address of Principal Executive Offices, and Telephone No.	IRS Employer Identification No.
000-49965	MGE Energy, Inc. (a Wisconsin Corporation) 133 South Blair Street Madison, Wisconsin 53703 (608) 252-7000 www.mgeenergy.com	39-2040501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

[ ]

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2009, MGE Energy, Inc. (MGE Energy) entered into an amendment to its Credit Agreement dated as of December 30, 2008, with the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. The Credit Agreement relates to a revolving credit facility provided by the lenders to MGE Energy. Among other things, the amendment makes the following changes to the Credit Agreement:

•

Increases the aggregate commitment of the lenders from $20 million to $40 million,

•

Increases the adder used in the calculation of the "Eurodollar Rate" interest rate option, and

•

Extends the expiration date from September 30, 2009, to August 27, 2010.

The increased commitment replaces a $20 million commitment on MGE Energy's Credit Agreement dated as of August 29, 2008, with the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. That Credit Agreement expired pursuant to its terms on August 28, 2009.

See Item 2.03 for additional information regarding the Credit Agreement dated as of December 30, 2008, as amended by the August 28, 2009, amendment.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 28, 2009, MGE Energy entered into an amendment to its Credit Agreement dated as of December 30, 2008, with the lenders named therein and JPMorgan Chase Bank, N.A., as Administrative Agent. As amended, the Credit Agreement provides MGE Energy with a $40 million revolving credit facility that expires on August 27, 2010.

As amended, the credit facility carries interest at either:

•

A "floating rate," calculated on a daily basis as the highest of a prime rate, a Federal Funds effective rate plus ½% per annum, or a Eurodollar-based rate for a one month interest period plus 1%; or

•

A "Eurodollar Rate," calculated as provided in the Credit Agreement for the selected interest period, plus 1.5%.

Interest based upon a floating rate is payable monthly. Interest based upon a Eurodollar Rate is payable on the last day of the selected interest period, unless that interest period exceeds three months, in which case it is also payable on the three-month anniversary of the first day of the selected interest period.

No borrowings are outstanding under the credit facility at this time. Borrowings may be made and repaid at any time during the term of the credit facility and must be repaid upon the earlier of the scheduled expiration of the credit facility or the occurrence of an event of default. Events of default include failures to pay scheduled principal or interest, cross-defaults to specified other indebtedness, failure to pay specified judgments, certain bankruptcy-related events, and certain change in control events, subject to any applicable cure periods. Change in control events are defined as (i) a failure by MGE Energy to hold 100% of the outstanding voting equity interests in Madison Gas and Electric Company or (ii) the acquisition of beneficial ownership of 30% or more of the outstanding voting stock of MGE Energy by one person or two or more persons acting in concert. The Credit Agreement requires MGE Energy to maintain a ratio of its consolidated indebtedness to consolidated total capitalization not to exceed a maximum of 65%. Both consolidated indebtedness and consolidated total capitalization are determined in accordance with generally accepted accounting principles.

Item 9.01. Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired:

Not applicable.

(b)

Pro forma financial information:

Not applicable.

(c)

Shell company transactions:

Not applicable.

(d)

Exhibit(s):

10.1

First Amendment dated as of August 28, 2009, among MGE Energy, Inc., as Borrower, the lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGE Energy, Inc.
(Registrant)

Date: September 2, 2009	/s/ Jeffrey C. Newman
Jeffrey C. Newman Vice President, Chief Financial Officer, Secretary and Treasurer

MGE Energy, Inc.

EXHIBIT INDEX TO FORM 8-K

Dated August 28, 2009

Exhibit

10.1

First Amendment dated as of August 28, 2009, among MGE Energy, Inc., as Borrower, the lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent.

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